UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                              FORM 8K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

                     Date of Report: May 2, 1996

                 FARM FAMILY MUTUAL INSURANCE COMPANY

A New York Corporation Commission File No. 2-57299 IRS No. 14-1415410

             344 Route 9W, Glenmont, New York  12077-2910
            Registrant's telephone number:  (518) 431-5000



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Item 5.  Other Events

	On May 2, 1996, Farm Family Mutual Insurance Company issued a press release announcing that the Superintendent of Insurance of the State of New York has approved the Plan of Reorganization and Conversion pursuant to which the Company will convert from a mutual company to a stockholder-owned company. A copy of the press release is attached hereto as Exhibit 99.


Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99 - Press Release dated May 2, 1996



                              Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       	 	FARM FAMILY MUTUAL INSURANCE COMPANY (Registrant)



    May 3, 1996                             /s/ Philip P. Weber
       (Date)                      	         	Philip P. Weber
                                     Executive Vice President and CEO


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EXHIBIT 99

FOR:        	FARM FAMILY MUTUAL
					        INSURANCE COMPANY

CONTACT:	    Timothy A. Walsh
								     Senior Vice President - Finance
    									(518) 431-5410



                   SUPERINTENDENT OF INSURANCE APPROVES
                  FARM FAMILY MUTUAL INSURANCE COMPANY'S
                  PLAN OF REORGANIZATION AND CONVERSION


 	Glenmont, NY, May 2, 1995 - Farm Family Mutual Insurance Company announced today that on May 1, 1996, the Superintendent of Insurance of the State of New York issued an Opinion and Decision approving the Company's Plan of Reorganization and Conversion pursuant to which the Company will convert from a mutual company to a stockholder-owned company. In approving the Plan, the Superintendent found that the Plan "does not violate the Insurance Law, is not inconsistent with law, is fair and equitable, and is in the best interests of the policyholders and the public." The approval of the Plan by the Superintendent is another step in the demutualization process which will require the approval of the Company's policyholders prior to the Plan becoming effective.
	 Under the Plan, eligible policyholders will receive shares of common stock of Farm Family Holdings, Inc., a newly formed holding company for Farm Family, or cash. Additional shares will be offered in a subscription offering to eligible policyholders and holders of Surplus Notes who receive stock in the demutualization. All or a portion of the shares not subscribed for in the subscription offering may subsequently be offered to new investors in a public offering.
	  The Company's principal purposes for the Reorganization are to improve the Company's access to capital markets and to raise capital which will enable it to expand and develop its business in the rural and suburban communities in which the Company currently operates.
 	Farm Family is a regional, specialized property and casualty insurer of farms, agricultural related businesses and residents of rural and suburban communities.
 	The Company expects that the demutualization process will be concluded in the third quarter of 1996.
 	The shares being offered in the subscription offering and the public offering will only be offered by means of prospectus.